FORM F-4
                                 Exhibit 3.1

                                                                  EXHIBIT 3.1





                            THE COMPANIES ACT 1985


                      A PRIVATE COMPANY LIMITED BY SHARES


                                  MEMORANDUM


                                      AND


                            ARTICLES OF ASSOCIATION


                                      OF


                             CP SHIPS (UK) LIMITED
            (INCORPORATING ALL AMENDMENTS TO 26TH SEPTEMBER, 2001)









                                 ALLEN & OVERY
                                    London

                                                                   STEP 259 (1)

Company number
1884242

                            THE COMPANIES ACT 1985


                      A PRIVATE COMPANY LIMITED BY SHARES


                           MEMORANDUM OF ASSOCIATION


                                      OF


                             CP SHIPS (UK) LIMITED

1.      The Company's name is "CP Ships (UK) Limited".

2.      The Company's registered office is to be situated in England and Wales.

3.      The Company's objects are:

        (1) To carry on all or any of the businesses of owners hirers, letters on hire, charterers, builders and repairers of ship, barges, tugs and other vessels, ship brokers and agents, freight contractors, forwarding agents, managers of shipping property and shipping companies, ships' husbands, marine surveyors and valuers, loading brokers, insurance, passenger and general brokers and agents, wharfingers and lightermen, cargo superintendents, stevedores, labour contractors, ships' superintendents, depository and warehouse proprietors, towage and salvage contractors, ship chandlers, ship and marine store dealers: to co-ordinate the use and operation of all or any of the ships owned by this Company, or chartered or in any way managed or controlled by this Company: coal and coke merchants, haulage and transport and cartage contractors and importers, exporters, merchants, factors of and shippers of, agents for, and dealers in British and foreign produce, wares, merchandise and raw and manufactured goods of all kinds: and to participate in, undertake, perform and carry out all kinds of shipping, commercial, financial and trading operations and all or any of the operations ordinarily performed by shippers, importers, exporters and general merchants, factors distributors and traders, and to buy, sell, manufacture, repair and deal in equipment, gear, tackle, plant, machinery, appliances, materials and tools, accessories, articles, commodities, produce and things of all kinds and of every description capable of being used for the purposes of the above-mentioned businesses, or any of them, or likely to be required by customers of or persons having dealings with the Company;

        (2)    to carry on any trade or business whatsoever;

        (3) to do all such things as are, in the opinion of the directors, incidental or conducive to the carrying on of any trade or business by it;

        (4) to do all such things as the directors consider to be desirable or for the benefit of the Company;

        (5) to borrow or raise money by any method and to obtain any form of credit or finance;

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

        (6) to secure the payment of any moneys, the discharge of any liabilities and the observance or performance of any kind of obligations by the Company by any charge over the whole or any part of the undertaking or assets of the Company;

        (7) to guarantee in any manner, or to enter into any indemnity or other arrangement in relation to, the discharge of any liabilities or the observance or performance of any kind of obligations of any person and to secure any such guarantee, indemnity or arrangement or the discharge of any liabilities or the performance of any such obligations by any charge over the whole or any part of the undertaking or assets of the Company;

        (8) to give any financial assistance that may lawfully be given in connection with the acquisition of shares in the Company or any other company;

        (9) to dispose of all or any part of the undertaking, assets and liabilities of the Company;

        (10) to provide or arrange for pensions, lump sum payments, gratuities, life, health, accident and other insurances and other benefits (pecuniary or otherwise) of every kind to or for the benefit of any individuals who are or have been directors of, or employed by, or who provide or have provided services to or for, the Company or any body corporate which is or has been a subsidiary, holding company or fellow subsidiary of the Company or otherwise connected with the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary or connected company and to or for the benefit of the present or former spouses, children and other relatives and dependants of such individuals and others who have or formerly had with any such individuals any relationship of such a kind as the directors may approve; and for those purposes to establish or participate in any fund or scheme, to effect or contribute to any form of insurance and to enter into any other arrangements of any kind which the directors may approve;

        (11) to support and subscribe to any institution or association which may be for the benefit of the Company or its directors or employees or connected with any town or place where the Company carries on business, to support and subscribe to any charitable or public object whatsoever and to make donations to bodies, associations or causes with political objects;

        (12) to act as trustee, personal representative, director or agent of any kind and for any purpose;

        (13) to exercise any power of the Company for any consideration of any kind or for no consideration;

        and it is declared that:

        (a) this clause shall be interpreted in the widest and most general manner and without regard to the eiusdem generis rule or any other restrictive principle of interpretation;

        (b) each of the above subclauses shall, unless it expressly provides to the contrary, be deemed to set out a separate, distinct and independent object of the Company and not a power ancillary or incidental to the objects set out in any other subclause;

        (c) subclauses (2) to (13) are without prejudice to the generality of the objects and powers conferred by subclause (1) and no subc1ause shall be in any way limited or restricted by reference to or inference from any other subclause;

        (d)    in this clause:

               (i) "assets" includes property, rights and interests of every description, whether present or future, actual or contingent and wherever situate and, in the case of the Company, its uncalled capital;


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

              (ii) "charge" includes any mortgage, pledge, lien or other form of security;

              (iii) "dispose of", in relation to an asset, includes selling or transferring it or surrendering or extinguishing it, and also creating or granting it or any interest or right out of or in respect of it;

              (iv) "liabilities" includes debts and obligations of every description, whether present or future, actual or contingent; and

               (v) "person" includes any partnership or other body of persons, whether corporate or unincorporate, and any country, territory, public authority and international organisation.

4.      The liability of each member is limited.

5. The Company's authorised share capital is US$100,000,100 and (pound)2 divided into 1,000,102 shares of which 1,000,000 shares are of US$100 each, 2 are of (pound)1 each, and 100 are of US$1 each.

        o By Ordinary Resolution passed on the 29th day of September 1988, the authorised share capital of the Company was altered by cancelling 98 shares of (pound)1 each and by increasing the capital by the creation of 50,000 US$l00 shares resulting in an authorised capital of US$5,000,000 and (pound)2.

        o By Ordinary Resolution passed on the 1st day of June 1990, the authorised share capital of the Company was increased to US$20,000,000 and (pound)2 divided into 200,000 US$100 shares and 2 (pound)1 shares.

        o By Ordinary Resolution passed on the 4th day of December 1991, the authorised share capital of the Company was increased to US$100,000,000 and (pound)2 divided into 1,000,000 US$100 shares and 2 (pound)1 shares.

               o By Ordinary Resolution passed on the 26th day of September 2001 the authorised share capital of the company was increased to US$100,000,102 and (pound)2 divided into 1,000,000 US$100 shares, 2 (pound)1 shares, and 100 US$1 shares.


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

Company number
1884242

                            THE COMPANIES ACT 1985


                      A PRIVATE COMPANY LIMITED BY SHARES


                            ARTICLES OF ASSOCIATION

                                      OF

                             CP SHIPS (UK) LIMITED

                                  PRELIMINARY

1. Except as otherwise provided in these articles, the regulations contained in Table A shall apply to the Company. For the purposes of these articles, Table A means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) (Amendment) Regulations 1985.

2.      (1)    In these articles, unless the contrary intention appears:

               (a) the "Statutes" means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

               (b) words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations.

        (2) Headings to these articles are inserted for convenience and shall not affect construction.

                                 SHARE CAPITAL

3.      (1)    The directors are generally and unconditionally authorised, in accordance with section 80 of the Act, to exercise all the powers of the Company to allot relevant securities up to a maximum nominal amount of the authorised share capital with which the Company is incorporated.

        (2) The authority contained in paragraph (1) shall expire on the day five years after the date of the incorporation of the Company but the Company may, before the authority expires, make an offer of agreement which would or might require relevant securities to be allotted after it expires.

        (3) Section 89(1) of the Act (which regulates the power to allot equity securities, as defined in section 94 of the Act) is excluded.

                          DIVIDENDS/RETURN OF CAPITAL

4. On a distribution of profits of the company or on a return of assets on liquidation or capital reduction or otherwise, the assets of the Company shall be distributed amongst the holders of the A ordinary shares and ordinary shares (pari passu as if the same constituted one class of share) in proportion to the amounts paid up or credited as paid up on the A ordinary shares and the ordinary shares held by them respectively.


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

                               GENERAL MEETINGS

5.      (1)    A general meeting or a meeting of any class of members of the
               Company may consist of a conference between members some or all of whom are in different places provided that each member who participates is able:

               (a) to hear each of the other participating members addressing the meeting; and

               (b) if he so wishes, to address all of the other participating members simultaneously,

               whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

        (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of members required to form a quorum.

        (3) A meeting held in this way is deemed to take place at the place where the largest group of participating members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

        (4) A resolution put to the vote of a meeting shall be decided by each member indicating to the chairman (in such manner as the chairman may direct) whether the member votes in favour of or against the resolution or abstains. Regulation 46 of Table A shall be amended accordingly.

        (5) References in this article to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives.

                           SHAREHOLDERS' RESOLUTIONS

6. A resolution in writing signed or approved by letter, facsimile, telegram or telex by or on behalf of all the members of the Company who would be entitled to vote on it if it had been proposed at a general meeting or at a meeting of any class of members of the Company shall be as valid and effectual as if it had been passed at a general meeting or at such class meeting (as the case may be) duly convened and held. The resolution may be contained in one document or in several documents in like form each stating the terms of the resolution accurately and signed by or on behalf of one or more of the members. This article is in addition to, and not limited by, the provisions in sections 381A, 381B and 381C of the Act. Regulation 53 of Table A shall not apply.

                               VOTES OF MEMBERS

7.      (1)    The A ordinary shares and the ordinary shares shall each
               entitle the holder to one vote per share on a poll vote.

        (2) A proxy appointed by a member of the Company under section 372 of the Act may vote on a show of hands as well as on a poll, but no person present shall be entitled to more than one vote on a show of hands except as provided in regulation 50 of Table
               A. Regulation 54 of Table A shall be amended accordingly.

        (3) The instrument appointing a proxy and any authority under which it is executed (or such copy of the instrument or the authority or both as the directors may approve) may be deposited at the place where the meeting or adjourned meeting is to be held at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. This provision is in addition and without prejudice to the provisions of paragraphs (a), (b) and (c) of regulation 62 of Table A and the last provision of regulation 62 shall be amended accordingly.


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

                                   DIRECTORS

8.      (1)    The holders of a majority of the shares in the Company in
               issue may appoint any person as a director of the Company and may remove any director. Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the case of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice. Any appointment or removal shall take effect when it is lodged at the office or produced at any meeting of the directors.

        (2) In addition to the circumstances set out in regulation 81 of Table A the office of a director shall be vacated if he is removed from that office in accordance with this article.

        (3) The directors may appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director.

        (4) The directors shall not be subject to retirement by rotation and regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

        (5) No director shall vacate his office or be ineligible for re-appointment as a director, nor shall any person be ineligible for appointment as a director, by reason only of his having attained a particular age.

        (6) No special notice is required of any resolution appointing or approving the appointment of such a director nor is any notice required to state the age of the person to whom the resolution relates.

                              ALTERNATE DIRECTORS

9.      (1)    In addition to the persons mentioned in regulation 65 of
               Table A, any director may appoint a director of any holding company of the Company or of any other subsidiary of that holding company or any person approved by a majority of the other directors to act as an alternate director.

        (2) An alternate director shall be entitled to receive notice of all meetings of the directors, to attend and to vote at any meeting at which the director appointing him is not personally present and at that meeting to exercise and discharge all the functions, powers and duties of his appointer as a director and for the purposes of the proceedings at that meeting the provisions of these articles shall apply as if he was a director. Regulation 66 of Table A shall not apply.

        (3) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present. The last sentence of each of regulations 88 and 89 of Table A shall not apply.

        (4) Any person appointed as an alternate director shall vacate his office as an alternate director if the director by whom he has been appointed ceases to be a director or removes him or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office. Regulation 67 of Table A shall not apply.

        (5) An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply.

                              POWERS OF DIRECTORS

10.     (1)    The powers of the directors mentioned in regulation 87 of
               Table A shall be exercisable as if the word "executive" (which appears before the word "office") were deleted.


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

        (2) Without prejudice to any other of their powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

                           PROCEEDINGS OF DIRECTORS

11. Provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may vote as a director on a resolution concerning any matter in which he has, directly or indirectly, an interest or duty and, if he votes, his vote shall be counted and he shall be counted in the quorum when that resolution or matter is under consideration. Regulations 94 to 96 (inclusive) of Table A shall not apply.

12. Notices of meetings of the directors shall be given to all directors and to any alternate directors appointed by them. Regulation 88 of Table A shall be amended accordingly.

13. Regulation 93 of Table A (written resolutions of directors) shall apply as if the word "signed" included "approved by letter, facsimile, telegram or telex".

14.     (1)    A meeting of the directors may consist of a conference
               between directors some or all of whom are in different places provided that each director who participates is able:

               (a) to hear each of the other participating directors addressing the meeting; and

               (b) if he so wishes, to address all of the other participating directors simultaneously,

               (c) whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods.

        (2) A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 10.

        (3) A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

                                     SEAL

15.     (1)    The Company may exercise the powers conferred by the
               Statutes with regard to having official seals and those powers shall be vested in the directors.

        (2) The directors shall provide for the safe custody of every seal which the Company may have.

        (3) A seal shall be used only by the authority of the directors or a duly authorised committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex or telephone by a majority of the directors or of the members of a duty authorised committee.

        (4) The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

        (5)    Unless otherwise decided by the directors:

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

               (a) certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed; and

               (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

        (6) Certificates for shares, debentures or other securities of the Company need not be sealed with the seal but may be signed on behalf of the Company by at least one director and the secretary or by at least two directors or by such other person or persons as may be authorised by the director for that purpose. Regulation 6 of Table A shall be amended accordingly. Regulation 101 of Table A shall not apply.

                                    NOTICES

16.     (1)    The Company may give any notice to a member either
               personally or by sending it by prepaid airmail or first class post or telex or facsimile transmission to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

        (2) Regulation 112 of Table A shall not apply and regulation 116 shall apply as if the words "within the United Kingdom" did not appear.

17.     (1)    Proof that:

               (a) an envelope containing a notice was properly addressed, prepaid and posted (by airmail or first class post, where available); or

               (b) a telex or facsimile transmission setting out the terms of a notice was properly despatched shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiry of 24 hours after the envelope containing it was so posted or, in the case of telex or facsimile transmission, when despatched.

        (2)    Regulation 115 of Table A shall not apply.

                                   INDEMNITY

18.     (1)    Subject to the provisions of and to the extent permitted by the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, but:

               (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

               (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

        (2)    Regulation 118 of Table A shall not apply.



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